SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement (the “Second Amendment”) is made as of the 20th day of October, 2006 by and among:

  TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation, having its principal place of business at 38 Corporate Circle, Albany, New York 12203, as Lead Borrower (in such capacity, the “Lead Borrower”) for the Borrowers;

the Borrowers party hereto; the Facility Guarantors party hereto; the Lenders party hereto;

  BANK OF AMERICA, N.A., as Issuing Bank; and

  BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent (in such capacities, the “Agent”).

In consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

WITNESSETH

     WHEREAS, the Lead Borrower, the Borrowers, the Lenders, the Issuing Bank and the Agent have entered into a Credit Agreement dated as of January 5, 2006 (as amended by the First Amendment to Credit Agreement, dated as of March 23, 2006, and as further amended and in effect, the “Credit Agreement”); and

     WHEREAS, the Lead Borrower has advised the Agent and the Lenders that the Borrowers desire to increase the Total Commitments to $150,000,000.00 in accordance with Section 2.02 of the Credit Agreement; and

     WHEREAS, the Lead Borrower, the Borrowers, the Lenders, the Issuing Bank and the Agent desire to amend certain provisions of the Credit Agreement as set forth herein.

     NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendment of Schedule 1.1(a) to the Credit Agreement. Effective as of the Second Amendment Effective Date, Schedule 1.1(a) to the Credit Agreement setting forth the Commitments of the Lenders is amended and restated in its entirety to read as set forth on Schedule 1.1(a) attached hereto.

3.	Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

	a.	The definition of “Excess Availability” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following substituted in its stead:

“Excess Availability” means as of any date of determination, the excess, if any, of (a) Availability over (b) the sum of (i) all checks then held by the Loan Parties (other than held checks drawn to pay accounts which are not more than thirty (30) days beyond stated credit terms); (ii) accounts payable of the Loan Parties which are more than sixty (60) days beyond credit terms then accorded the Loan Parties; and (iii) overdrafts by the Loan Parties.

	b.	The definition of “Payment Conditions” in Section 1.01 of the Credit Agreement is amended by deleting “$20,000,000” in the third line and substituting “$30,000,000” in its stead.

	c.	The definition of “Total Commitments” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following substituted in its stead:

“Total Commitments” means, at any time, the sum of the Commitments at such time. As of the Second Amendment Effective Date, the Total Commitments shall be $150,000,000.

	d.	The following definition is added to the Credit Agreement in appropriate alphabetical order:

“Second Amendment Effective Date” means October 20, 2006.

	e.	Section 2.01(a)(ii) of the Credit Agreement is amended by deleting “$30,000,000” and substituting “$50,000,000” in its stead.

	f.	Section 2.02(a) of the Credit Agreement is amended by deleting the first sentence thereof in its entirety and substituting the following in its stead:

“So long as no Default or Event of Default exists or would arise as a result thereof, in the event the Borrowers permanently reduce the Total Commitments in accordance with Section 2.16(a), the Lead Borrower shall have the right on two (2) occasions after the Second Amendment Effective Date to request an increase of the Total Commitments to an amount not to exceed $150,000,000, any such request to be in increments of $5,000,000.”

	g.	Section 2.06(a) of the Credit Agreement is amended by deleting “$10,000,000” in the third line thereof and substituting “$15,000,000” in its stead.

	h.	Section 2.07(a) of the Credit Agreement is amended by deleting

“$30,000,000” in the sixth line thereof and substituting “$50,000,000” in its stead.

	i.	Section 2.09(b) of the Credit Agreement is amended by deleting

“$10,000,000” in the fourth line thereof and substituting “$15,000,000” in its stead.

	j.	Section 2.16(a) of the Credit Agreement is amended by deleting the first sentence thereof in its entirety and substituting the following in its stead:

“Upon at least three (3) Business Days’ prior written notice to the Administrative Agent, the Borrowers may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that on two (2) occasions after the Second Amendment Effective Date, the Borrowers may request an increase in the Total Commitments in accordance with Section 2.02.”

	k.	Section 9.01(a) of the Credit Agreement is deleted in its entirety and the following substituted in its stead:

“(a) if to any Loan Party, to it at 38 Corporate Circle, Albany, New York 12203, Attention: Chief Financial Officer (Telecopy No. (518) 452- 7833), with a copy to Boies, Schiller & Flexner LLP, 10 North Pearl Street, 4th Floor, Albany, New York 12207, Attention: Kathleen M. Franklin, Esquire (Telecopy No. (518) 434-0665);”

4.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

	a.	This Second Amendment shall have been duly executed and delivered by the Lead Borrower, the other Borrowers, the Facility Guarantors, the Agent and the Required Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder, including, without limitation, Amended and Restated Revolving Notes executed by the Borrowers in favor of the Lenders increasing their Total Commitments pursuant hereto.

	b.	All action on the part of the Lead Borrower, the other Borrowers and the Facility Guarantors necessary for the valid execution, delivery and performance by such Persons of this Second Amendment shall have been duly and effectively taken. The Agent shall have received from the Lead Borrower, the other Borrowers and the Facility Guarantors true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

	c.	The Borrowers shall have paid the Agent all fees due in connection with this Second Amendment and reimbursed the Agent for all costs and expenses to be reimbursed in connection with this Second Amendment, including, without limitation, all fees set forth in the Fee Letter between the Borrowers and the Agent dated the date hereof.

	d.	No Default or Event of Default shall have occurred and be continuing.

	e.	The Borrowers shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and their counsel may have reasonably requested.

5.	Miscellaneous.

	a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Lead Borrower, the other Borrowers and the Facility Guarantors hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Lead Borrower, the other Borrowers and the Facility Guarantors hereby acknowledge, confirm and agree that all Collateral shall continue to secure the Obligations as they may be modified or amended pursuant to this Second Amendment or by any future modifications, amendments, substitutions or renewals of the Credit Agreement. Each Facility Guarantor hereby (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of, and all warranties and representations set forth in, their respective Facility Guarantees, (ii) acknowledges, confirms and agrees that their respective Facility Guarantees remain in full force and effect and shall in no way be limited or affected by this Second Amendment and (iii) acknowledges and agrees that such Person has no offsets, defenses, or counterclaims against the Agent or any Lender with respect to such Person’s Facility Guarantee or otherwise, and to the extent that any of the undersigned has any such offsets, defenses, or counterclaims, then such Person hereby WAIVES and RELEASES the same.

b.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

BORROWERS:

TRANS WORLD ENTERTAINMENT CORPORATION, as Lead Borrower and Borrower

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

MOVIES PLUS, INC.

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

RECORD TOWN, INC.

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

RECORD TOWN USA, LLC

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

RECORD TOWN UTAH, LLC

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

TRANS WORLD NEW YORK, LLC

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

TRANS WORLD FLORIDA, LLC

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

FACILITY GUARANTOR:

MEDIA LOGIC USA, LLC

By:	Record Town, Inc., its sole member

By:	/s/ John J. Sullivan
Name:	John J. Sullivan
Title:	Executive Vice President, Chief Financial
Officer and Secretary

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and Lender

By:	/s/ Sally A. Sheehan
Name:	Sally A. Sheehan
Title:	Managing Director

Address:
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attn: Sally A. Sheehan
Telephone: (617) 434-4045
Telecopy: (617) 434-4339

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Mark Mital
Name:	Mark Mital
Title:	Senior Vice President

Address:
135 South LaSalle Street, Suite 1126
Chicago, Illinois 60603
Attn: Mark Mital
Telephone: (312) 904-2747
Telecopy: (312) 904-6546

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ James M. Barbato
Name:	James M. Barbato
Title:	Vice President

Address: One Chase Square; T-25

Attn: Trans World Client Executive
Telephone:	(585) 258-6466
Telecopy:	(585) 258-7440

FIRST NIAGARA BANK, as Lender

By:	/s/ Schuyler Tilly
Name:	Schuyler Tilly
Title:	Vice President

Address:	18 Corporate Woods Blvd
Suite 100
Albany, NY 12211

Attn:	Mr. Schuyler Tilly
Telephone:	(518) 694-3339
Telecopy:	(518) 694-3013

TD BANKNORTH, N.A.

By:	/s/ Matthew Leighton
Name:	Matthew Leighton
Title:	Vice President

Address:	7 New England Executive
Park, 10th Floor
Burlington, Massachusetts 01803

Attention:	Mr. Matthew Leighton

     Schedule 1.1(a)
Lenders and Commitments

Commitment
Lender

Bank of America, N.A.	$58,000,000.00

LaSalle Bank National Association	$32,000,000.00

JPMorgan Chase Bank, N.A.	$25,000,000.00

TD Banknorth, N.A.	$25,000,000.00

First Niagara Bank	$10,000,000.00

TOTAL:	$150,000,000.00